UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2013 (June 13, 2013)

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders

(a)  SL Green Realty Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2013.

(b)  The Annual Meeting was held for the purpose of: (i) electing two Class I directors to serve on the Company’s Board of Directors until its 2016 annual meeting of stockholders and until their successors are duly elected and qualify; (ii) approving, on an advisory basis, the Company’s executive compensation; (iii) approving the Company’s Third Amended and Restated 2005 Stock Option and Incentive Plan; and (iv) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  Further information regarding the foregoing proposals is contained in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2013.  The total number of shares of common stock entitled to vote at the Annual Meeting was 91,552,922, of which 85,155,865 shares, or approximately 93.0%, were present in person or by proxy.  The results of the meeting were as follows:

Proposal 1

Edwin Thomas Burton, III and Craig M. Hatkoff were elected as the Class I directors of the Company for a three-year term or until their successors are duly elected and qualify.

	Votes For	Votes Withheld	Broker Non-Votes
Edwin Thomas Burton, III	78,240,387	5,123,378	1,792,100
Craig M. Hatkoff	82,868,394	495,371	1,792,100

Proposal 2

The Company’s executive compensation was approved on an advisory basis.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
41,833,035	41,417,790	112,940	1,792,100

Proposal 3

The Company’s Third Amended and Restated 2005 Stock Option and Incentive Plan was approved.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
49,178,178	34,107,713	77,874	1,792,100

Proposal 4

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified.

Votes For	Votes Against	Votes Abstaining
84,951,326	163,802	40,737

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead

Chief Financial Officer

Date:  June 14, 2013